UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 30, 2026

BLACKBOXSTOCKS INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41051	45-3598066
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1485, Dallas, Texas 75240

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 726-9203

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BLBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.         Submission of Matters to a Vote of Security Holders.

On January 30, 2026, Blackboxstocks Inc. (the “Company”) held a Special Meeting of the stockholders of the Company (the "Special Meeting"). The record date for the Special Meeting was December 19, 2025. The shares of Company common stock, $0.001 par value (“Common Stock”) and Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) are the only classes of Company voting securities outstanding (the “Voting Stock”). Each share of Company Common Stock is entitled to one (1) vote per share on all matters submitted to a vote of the stockholders. As of the record date, there were 4,305,133 shares of Company Common Stock issued and outstanding, representing 4,305,133 votes on each matter presented to the Company stockholders for a vote. Each share of Series A Preferred Stock is entitled to one hundred (100) votes per share on all matters submitted to a vote of the Company stockholders. As of the record date, there were 3,269,998 shares of Series A Preferred Stock issued and outstanding, representing 326,999,800 votes on each matter presented to the Company stockholders for a vote, and together with the Company Common Stock, collectively representing 331,304,393 votes on each matter presented to the Company stockholders for a vote.

At the Special Meeting, the Company’s stockholders acted upon the following proposals, all of which related to the proposed merger (the “Merger”) under the Agreement and Plan of Merger, by and among the Company, RABLBX Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of the Company, and REalloys Inc., a Nevada corporation (“REalloys”), dated March 10, 2025, as amended by the First Amendment to Agreement and Plan of Merger, dated July 1, 2025, the Second Amendment to Agreement and Plan of Merger, dated August 22, 2025, and the Third Amendment to Agreement and Plan of Merger, dated December 10, 2025 (as may be further amended, restated, amended and restated, and modified from time to time, the “Merger Agreement”): (i) to approve (a) pursuant to Nasdaq Listing Rule 5635(a), the issuance of shares of Company Common Stock to (i) each holder of outstanding shares of REalloys common stock and (ii) each holder of Series X Preferred Stock, upon conversion of Series C Preferred Stock, including by operation of certain anti-dilution adjustments contained therein, which will represent more than 20% of the shares of Company Common Stock outstanding immediately prior to the merger, pursuant to the terms of the Merger Agreement, and (b) pursuant to Nasdaq Listing Rules 5635(b), the change of control resulting from the transactions contemplated by the Merger Agreement, including the merger (collectively, the “Nasdaq Proposal”); (ii) to approve the proposed 2025 Long-Term Incentive Plan (the “Incentive Plan Proposal”); (iii) to approve an amendment to the Articles of Incorporation of the Company (as amended, the “Blackboxstocks Articles”), to effect, at the discretion of the Company’s board of directors and agreed to by REalloys, but prior to the one-year anniversary of the date on which the reverse stock split is approved at the Special Meeting, a reverse stock split of the issued and outstanding Company Common Stock, at a ratio between 1-for-2 and 1-for-5, with such ratio to be determined by the board of directors of the Company in its discretion and approved by REalloys (the “Reverse Stock Split Proposal”); (iv) to approve an amendment to the Blackboxstocks Articles to increase the number of shares of Company Common Stock that the Company is authorized to issue from 100,000,000 to 350,000,000 (the “Authorized Share Increase Proposal”); and (v) to approve the adjournment of the Special Meeting, if necessary, to permit the solicitation of additional proxies in the event that there are insufficient votes on one or more of the proposals presented to Company stockholders (the “Adjournment Proposal”). Except for the Adjournment Proposal and the Reverse Stock Split Proposal, each proposal was conditioned on the approval and adoption of the other proposals. The proposals are described in detail in the Company’s joint proxy and consent solicitation statement/prospectus filed with the Securities and Exchange Commission on January 16, 2026.

The following is a summary of the voting results for each matter presented to Company stockholders. Each of the matters submitted to a vote of the Company’s stockholders at the Special Meeting was approved by the requisite vote of the Company’s stockholders, except for the Reverse Stock Split Proposal. The Reverse Stock Split Proposal required both (i) the affirmative vote of the majority of the votes of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter and that are voted for or against the matter and (ii) approval by the holders of a majority of the issued and outstanding Common Stock, voting separately as a class. The Reverse Stock Split Proposal was not approved by the holders of a majority of the issued and outstanding Common Stock, voting separately as a class. Set forth below is the number of votes cast for, against, or withheld, as well as the number of abstentions as to each such matter.

Proposal	For	Against	Withheld/Abstentions
Nasdaq Proposal	327,933,072.75	1,161	2,263
Incentive Plan Proposal	327,933,072.75	96,379	3,360.95
Reverse Stock Split Proposal
Common Stock Class Vote	924,409.75	11,409	878
Voting Stock Vote	327,924,209.75	11,409	878
Authorized Share Increase Proposal	327,891,915.81	43,010	1,569.95
Adjournment Proposal	327,909,071.75	24,303	3,121

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2026

BLACKBOXSTOCKS INC.

By:	/s/ Gust Kepler
Gust Kepler, President and Chief Executive Officer